Exhibit 10.24

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is made and entered into as of the 21st day of July, 2014 (the “Amendment Effective Date”) by and between SHERIDAN HILLS DEVELOPMENTS L.P. (“Landlord”) and BELLICUM PHARMACEUTICALS, INC. (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 1, 2012 (the “Lease”), with a Commencement Date of December 17, 2012, whereby Landlord leased to Tenant 10,611 square feet of Net Rentable Area on the eighth (8th) floor, as indicated on the floor plan attached as Exhibit A to the Lease (the “Original Leased Premises”) in the office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the “Building”); and

WHEREAS, per the First Amendment to Lease Agreement dated as of September 13, 2013 (the “First Amendment”), Tenant exercised the Hold Option provided for in Section 1.E of the Lease, pursuant to which the Hold Space (being that area containing approximately 3,644 square feet of Net Rentable Area on the eighth (8th) floor of the Building, as indicated on the floor plan attached as Exhibit A-1 to the Lease) was added to the Original Leased Premises (the Original Leased Premises, together with the Hold Space, or a total of 14,255 square feet of Net Rentable Area, is hereinafter collectively referred to as the “Existing Premises”); and

WHEREAS, per the Second Amendment to Lease Agreement dated as of June 20, 2014 (the “Second Amendment”), the parties inter alia added additional area to the Existing Premises and extended the expiration date of the Existing Lease from December 16, 2017 to October 31, 2019 (the “Existing Premises Extension Period”), all as detailed in the Second Amendment (the Lease, as amended by the First Amendment and the Second Amendment, is hereinafter collectively referred to as the “Existing Lease”; and

WHEREAS, in the Second Amendment the parties failed to set out the base rental applicable to the Existing Premises during the Existing Premises Extension Period.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto confirm the accuracy of the above recitals and agree as follows:

1. “Net” Base Rental. On a “net” lease basis, the base rental (“Base Rental”) for the Existing Premises during the Existing Premises Extension Period shall be as follows:

Periods	Annual Base Rental
12/17/15 – 12/16/16	$29.75/RSF
12/17/16 – 12/16/17	$30.25/RSF
12/17/17 – 12/16/18	$30.75/RSF
12/17/18 – 10/31/19	$31.25/RSF

Tenant acknowledges that the said Base Rental figures include $1.25/RSF constituting compensation to Landlord for financing $5.00/RSF of the Allowance.

2. Miscellaneous.

(a)	Amendment to Lease. The parties acknowledge and agree that the Existing Lease has not been amended or modified in any respect, other than by this Third Amendment, and there are no other agreements of any kind currently in force and effect between the parties.

(b)	Counterparts. This Third Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c)	Entire Agreement. The Existing Lease, as amended by this Third Amendment, sets forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Existing Lease and this Third Amendment.

(d)	Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Existing Lease remain unchanged and continue to be in full force and effect.

(e)	Conflicts. The terms of this Third Amendment shall control over any conflicts between the terms of the Existing Lease and the terms of this Third Amendment.

(f)	Authority of Tenant. Tenant warrants and represents unto Landlord that (i) Tenant has full right and authority to execute, deliver and perform this Third Amendment; and (ii) the person executing this Third Amendment was authorized to do so.

(g)	Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Existing Lease.

(h)	Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i)	Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, with venue in connection with any legal action thereunder being in Harris County, Texas.

IN WITNESS WHEREOF, executed by each party hereto on the date set forth beside such party’s signature, to be effective as of the Amendment Effective Date.

“Landlord”

SHERIDAN HILLS DEVELOPMENTS L.P., a Texas limited partnership

By:	Pouncet Sheridan, Inc., an Ontario,
Canada corporation, its general partner

	By:	/s/ L. Lubin
	Name:	L. Lubin
	Title:	A.S.O.

“Tenant”

BELLICUM PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Thomas J. Farrell
	Name:	Thomas J. Farrell
	Title:	President & CEO

Address: Suite 850, 2130 West Holcombe Boulevard, Houston, TX 77030

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